                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by registrant                         [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential for use of the
                                                Commission only (as permitted by
[X] Definitive proxy statement                  Rule 14a-6(e)(2)).

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-12.


                Merchants and Manufacturers Bancorporation, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specific in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 8, 2003


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Merchants & Manufacturers Bancorporation, Inc. scheduled for 4:00 P.M. on Tuesday, June 10, 2003 at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin. The meeting will take place in Wehr Hall, #1 shown on the enclosed map. Enter parking lot A at the southwest corner of the Alverno campus from Morgan Avenue.

         The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

         Your Board of Directors and management look forward to greeting you and discussing the condition of your corporation with you.

         Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. If you do attend the meeting, you may revoke your proxy and vote in person if you prefer. The Board of Directors joins me in hoping that you will attend.


                                            Sincerely yours,


                                            By: /s/ Michael J. Murry
                                                -------------------------------


                                            Michael J. Murry
                                            Chairman of the Board of Directors

                                            Enclosure

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 10, 2003

TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS BANCORPORATION:

The Annual Meeting of Shareholders of Merchants and Manufacturers
Bancorporation, Inc. ("Merchants"), will be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on Tuesday, June 10, 2003, at 4:00 p.m., for the purpose of considering and voting on:

1. The election of five Directors to serve until the annual meeting in the year 2006 as Class II Directors. Management's nominees are named in the accompanying Proxy Statement.

2. The amendment of the Articles of Incorporation for the purpose of authorizing the issuance of preferred stock.

3. Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed May 1, 2003, as the record date for determining the shareholders of Merchants and Manufacturers Bancorporation, Inc., entitled to notice of and to vote at the meeting, and only holders of Common Stock of Merchants and Manufacturers Bancorporation, Inc. of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

THE BOARD OF DIRECTORS OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE FIVE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND NAMED IN THE PROXY STATEMENT AND IN FAVOR OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION FOR THE PURPOSE OF AUTHORIZING THE ISSUANCE OF PREFERRED STOCK.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF YOU DO ATTEND THE MEETING, OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.



Brookfield, Wisconsin           By Order of the Board of Directors of
May 8, 2003                     Merchants and Manufacturers Bancorporation, Inc.


                                By: /s/ Michael J. Murry
                                    -------------------------------------------

                                Michael J. Murry, Chairman of the Board of
                                Directors

                 MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
                            19105 WEST CAPITOL DRIVE
                           BROOKFIELD, WISCONSIN 53045

                                 PROXY STATEMENT
                         ANNUAL MEETING - JUNE 10, 2003

                       VOTING OF PROXIES AND REVOCABILITY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Merchants & Manufacturers Bancorporation, Inc., hereinafter called "Merchants" or the "Corporation," to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 10, 2003, at 4:00 P.M., at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, and at any adjournment(s) thereof (the "Annual Meeting").

The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by Merchants. No solicitation of proxies other than by mail is contemplated, except that officers or employees of Merchants or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. The Proxy Statement and the accompanying Proxy are being sent to Merchants' shareholders commencing on or about May 8, 2003.

Shares owned through participation in Merchants' Dividend Reinvestment Plan will be included on the Proxy you receive and will be voted in accordance with your instructions in the same manner as shares registered in your own name. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals.

The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum, with respect to the matters on which action is to be taken at the Annual Meeting. Under Wisconsin law, directors are elected by plurality, meaning the five individuals receiving the largest number of votes are elected as directors. In addition, under Wisconsin law, an amendment to the Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes (shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Because the proposal to amend the Articles of Incorporation must be approved by the affirmative vote of holders of a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will act as a vote against the proposed amendment.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted "FOR" the election of management's nominees as directors and FOR the adoption of the proposal to amend the Articles of Incorporation for the purpose of authorizing the issuance of preferred stock. If additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment in such matters.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Merchants a written revocation or a duly executed proxy bearing a later date. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person, if they so desire.

                        RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on May 1, 2003, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Merchants entitled to be voted at the Annual Meeting consist of shares of its Common Stock, $1.00 par value ("Common Stock") of which 2,875,496 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.


Each share of Common Stock is entitled to one vote on all matters. The Common Stock carries no cumulative voting rights.

                              SHAREHOLDER PROPOSALS

Any shareholders desirous of including any proposal in Merchants' proxy soliciting material for the next regularly scheduled annual meeting of shareholders of Merchants must submit their proposal, in writing, at Merchants' executive offices not later than January 9, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after March 24, 2004 and the Corporation will not be required to present any such proposal at the next regularly scheduled annual meeting of shareholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the next regularly scheduled annual meeting of shareholders will have the right to exercise discretionary voting power with respect to such proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

No person is known to Merchants to own beneficially more than 5% of the outstanding shares entitled to vote at the Annual Meeting.

                                  ANNUAL REPORT

The 2002 Annual Report of Merchants, which includes financial statements for the years ended December 31, 2002, 2001, and 2000, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The Annual Report does not constitute a part of the proxy material.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Board of Directors of Merchants is divided into three classes designated as Class I, II and III, with each class of directors serving staggered three-year terms. The term of office of directors in Class II expires at the Annual Meeting. At the Annual Meeting, shareholders will elect five Class II directors to serve until Merchants' 2006 annual meeting of shareholders and until their successors are elected and qualified. All of the nominees for Class II directors are currently directors of Merchants. Messrs. Janiszewski and Sarnowski were elected at the 2000 annual meeting of shareholders of Merchants to serve until the 2003 Annual Meeting. Mr. Bomberg was elected at the 2001 annual meeting of shareholders of Merchants to serve until the 2004 Annual Meeting. He resigned as a Class III director in 2002 and was appointed as a Class II director in 2002. Messrs. Zellmer and Bluemke were appointed in 2002 to the Board of Directors to serve until the 2003 Annual Meeting.

The five nominees have consented to serve, if elected, and at the date of this Proxy Statement, Merchants has no reason to believe that any of the named nominees will be unable to serve. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the five nominees listed below.

The information presented below as to principal occupation as of May 1, 2003, is based in part on information received from the respective persons and in part on the records of Merchants.

                         NOMINEES FOR CLASS II DIRECTORS
                             (TERM EXPIRING IN 2006)

   NAME, AGE                    PRINCIPAL OCCUPATION AND DIRECTORSHIPS
   ---------                    --------------------------------------
James Bomberg            President of Merchants from 1994 to present; Chief
Age: 59                  Executive Officer of Merchants since 1998; director
                         and president of Lincoln State Bank, from 1991 to 1993;
                         director and president of CBG Services, from 1994 to
                         1996; director of Merchants from 1994 to present.
                         Appointed director of Lincoln State Bank and Franklin
                         State Bank in 2000.

Casimir S. Janiszewski   President, Superior Die Set Corporation, Oak Creek, WI;
Age: 50                  director of Merchants from 1995 to present; director of
                         Franklin State Bank from 1982 to 1991; director of
                         Lincoln State Bank from 1991 to present.

Donald Zellmer           Owner of Ridgeview Farms, Inc., New Glarus, Wisconsin;
Age: 70                  retired from the accounting firm of Ernst & Young LLP
                         in 1990; served as Chairman of the Board of Directors
                         and Chief Executive Officer of Fortress Bancshares,
                         Inc. from 2000 to 2002; appointed director of Merchants
                         in 2002.

Duane Bluemke            Chief Executive Officer and Chairman of the Board of
Age: 68                  Directors of USCS Equipment Technology Solutions, Inc.;
                         an equipment asset management firm, since 1969;
                         appointed director of Merchants in 2002; director of
                         Fortress Bancshares, Inc. from 1992 to 2002.

Jerome Sarnowski         Retired President, Vishay Cera-Mite Corporation,
Age: 61                  Grafton, WI, a manufacturing company, Director of
                         Grafton State Bank from 1990 to present; appointed
                         director of Merchants in 2000.

                         DIRECTORS CONTINUING IN OFFICE

                    CLASS I DIRECTORS (TERM EXPIRING IN 2005)

   NAME, AGE                    PRINCIPAL OCCUPATION AND DIRECTORSHIPS
   ---------                    --------------------------------------
J. Michael Bartels       President Bartels Management Services, Inc., Milwaukee,
Age: 63                  WI, a real estate development company, since 1977;
                         director of Merchants since 1995; director of Franklin
                         State Bank from 1982 to present; appointed director of
                         CBG Financial Services, Inc. in 2002.

Thomas Sheehan           Chairman and Chief Executive Officer of Grafton State
Age: 64                  Bank since 2002; President and Chief Executive Officer
                         of Grafton State Bank from 1989 to 2002; appointed
                         director and vice chairman of Merchants in 2000;
                         appointed director of Lincoln State Bank and Franklin
                         State Bank in 2000; appointed director of CBG Mortgage,
                         Inc. in 2002.

Rodney Goodell           President of Goodell Rentals Inc., a rental property
Age: 63                  management firm; director of Community Bank of Oconto
                         County since 1987; appointed director of Merchants in
                         2002.

James Sass               President, Max A. Sass Funeral Home since 1975;
Age: 60                  director of Lincoln Community Bank from 1987 to
                         February 19, 2002, the effective date of the merger of
                         Lincoln Community Bank and Lincoln State Bank;
                         appointed director of Lincoln State Bank in 2002;
                         director of Merchants from 1993 to present.

Michael Judge            Attorney, Judge & Krzewinski, S.C., Oconto, WI, since
Age: 55                  2001; director of Community Bank of Oconto County since
                         1994; appointed director of Merchants in 2001.


                   CLASS III DIRECTORS (TERM EXPIRING IN 2004)

   NAME, AGE                    PRINCIPAL OCCUPATION AND DIRECTORSHIPS
   ---------                    --------------------------------------
Michael J. Murry         Chairman of the Board of Directors of Merchants since
Age: 57                  1992; Chief Executive Officer of Merchants from 1982 to
                         1998 and director of Merchants since 1982; director of
                         Lincoln State Bank since 1983; director of Franklin
                         State Bank since 1992; director Grafton State Bank
                         since 2000; appointed director of Community Bank of
                         Oconto County in 2002.

Conrad Kaminski          Executive officer of Merchants since 1998; President of
Age: 68                  Lincoln State Bank from 1994 to 1998 and reelected as
                         President in 2003; director of Lincoln State Bank from
                         1992 to present; President of Lincoln Community Bank
                         from 1997 to 1998; director of Lincoln Community Bank
                         from 1997 to February 19, 2002, the effective date of
                         the merger of Lincoln Community Bank and Lincoln State
                         Bank; director of Merchants from 1991 to present;
                         president of Merchants from 1991 to 1993; executive
                         vice president of Merchants from 1982 to 1991.

Nicholas Logarakis       President, The Logarakis Group, Inc., Franklin, WI, a
Age: 62                  manufacturing holding company, since 1982; director of
                         Lincoln State Bank from 1977 to present; director of
                         Merchants from 1982 to present; appointed director of
                         CBG Financial Services, Inc. in 2002.

Keith Winters            President, Keith C. Winters & Associates Ltd. Franklin,
Age: 64                  WI, a tax consulting and tax preparation firm, since
                         1993; director of Franklin State Bank from 1982 to
                         present; director of Merchants from 1989 to present.

James Kacmarcik          President, Kapco, Inc., Grafton, WI, a manufacturing
Age: 41                  corporation, since 1985; director of Grafton State Bank
                         from 1990 to present; appointed director of Merchants
                         in 2000; appointed director of CBG Mortgage, Inc. in
                         2002.

Duane Cherek             Auto dealer, Cherek Lincoln-Mercury, Greenfield, WI,
Age: 58                  since 1983; director of Lincoln Community Bank from
                         1987 to February 19, 2002, the effective date of the
                         merger of Lincoln Community Bank and Lincoln State
                         Bank; appointed director of Lincoln State Bank in 2002;
                         director of Merchants since 1993.

Grafton State Bank, Grafton, WI; Franklin State Bank, Franklin, WI; Community Bank of Oconto County, Oconto Falls, WI; Fortress Bank of Westby, Westby, WI; Fortress Bank of Cresco, Cresco, IA; Fortress Bank, N.A., Houston, MN; CBG Services Corporation, New Berlin, WI; and CBG Financial Services, Inc., New Berlin, WI are wholly owned subsidiaries of Merchants. CBG Mortgage, Inc. was formed in 2001 and is a wholly owned subsidiary of Grafton State Bank. In 2002 Lincoln Community Bank and Lincoln State Bank merged with Lincoln State Bank remaining as the surviving corporation. In 2002 M&M Services changed its name to CBG Services.

The information provided below with respect to executive officers of Merchants who are not directors of Merchants.

                               EXECUTIVE OFFICERS

   NAME, AGE
   ---------
Edward Cichurski     President, CBG Financial Services, Inc. since 2000; partner
Age: 61              with the accounting firm of PricewaterhouseCoopers, LLP
                     from 1978 to 2000.

Frederick Klug       Vice President of Business Development and Finance of
Age: 31              Merchants since 2001; Investment Banking Associate with
                     Robert W. Baird & Co., Inc. from 1994 to 2001

John Krawczyk        Executive Vice President, Secretary and General Counsel of
Age: 46              Merchants since 1993; Executive Vice President of Lincoln
                     Savings Bank from 1987 to 1993.

James Mroczkowski    Executive Vice President and Chief Financial Officer of
Age: 42              Merchants since 1994; Chief Financial Officer of Merchants from 1983 to 1993.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of May 1, 2003, information as to the beneficial ownership of Common Stock of each continuing director, each nominee for director and each executive officer named in the Summary Compensation Table, individually, and all directors and the listed executive officers of the Corporation, as a group.

                                                  COMMON STOCK        PERCENT OF
                                           BENEFICIALLY OWNED AS OF     SHARES
NAME AND OTHER POSITION WITH MERCHANTS            MAY 1, 2003         OUTSTANDING
--------------------------------------     ------------------------   -----------
J. Michael Bartels                                34,009(2)              1.18

Duane Bluemke                                     32,262(3)              1.12

James Bomberg (President & CEO)                   28,546(1),(4)           *

Duane Cherek                                      22,022(5)               *

Rodney Goodell                                    47,301(6)              1.64

Casimir Janiszewski                                6,534(7)               *

Michael Judge                                        861                  *

James Kacmarcik                                    2,934                  *

Conrad Kaminski                                   50,062(1),(8)          1.74

Nicholas Logarakis                                28,155(9)               *

Michael Murry (Chairman)                          26,398(1),(10)          *

Jerome Sarnowski                                  22,991(11)              *

James Sass                                        11,245(12)              *

Thomas Sheehan (Vice Chairman)                    48,159(13)             1.67

Keith Winters                                     18,814                  *

Donald Zellmer                                    10,823(14)              *

Directors and Executive Officers                 439,379(1)             15.16

(1) Includes shares issuable pursuant to incentive stock option plans exercisable within sixty days of May 1, 2003 as follows: Mr. Bomberg, 2,450 shares, Mr. Kaminski, 4,300 shares, Mr. Murry, 6,900 shares, and all directors and executive officers, 21,900 shares.

(2)  Includes 8,418 shares held in joint tenancy with Mr. Bartels' wife.

(3)  Includes 22,236 shares held in trust of which Mr. Bluemke is trustee.

(4)  Includes 11,784 shares allocated to Mr. Bomberg under the 401(k) Plan.

(5) Includes 723 shares held in joint tenancy with Mr. Cherek's wife and 11,050 shares held in Mr. Cherek's wife's name.

(6)  Consists of 47,301 shares held in trust of which Mr. Goodell is trustee.

(7) Includes 2,336 shares held in joint tenancy with Mr. Janiszewski's wife, 100 shares in Mr. Janiszewski's wife's name and 3,218 shares held in the name of Superior Die Set Corporation, of which Mr. Janiszewski is President.

(8) Includes 12,294 shares allocated to Mr. Kaminski under the 401(k) Plan, 247 shares held in joint tenancy with Mr. Kaminski's wife and 225 shares held in joint tenancy with Mr. Kaminski's children.

(9)  Includes 495 shares held in Mr. Logarakis' wife's name.

(10) Includes 11,414 shares allocated to Mr. Murry under the 401(k) Plan.

(11) Includes 9,481 shares held in joint tenancy with Mr. Sarnowski's wife.

(12) Includes 1,603 shares held in joint tenancy with Mr. Sass' wife and 873 shares held in Mr. Sass' wife's name.

(13) Includes 2,070 shares held Mr. Sheehan's wife's name.

(14) Includes 2,010 shares held in Mr. Zellmer's wife's name and 4,568 shares held in trust of which Mr. Zellmer is trustee.

*    denotes less than 1% ownership

All shares reported herein are owned with sole voting and investment power vested in those persons whose names are provided herein or their spouses.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board of Directors held seven meetings during 2002. Each director attended during his/her tenure 75% or more of the total number of meetings of the Board of Directors and its committees of which he/she was a member.

The Board of Directors of Merchants has the following committees:

         The Executive Committee has authority to exercise powers of the Board of Directors when the Board is not in session as authorized by resolution of the Board of Directors and the Bylaws of Merchants. The Executive Committee consists of Messrs. Logarakis, James Sass, Winters, Zellmer, Murry, Bomberg, Goodell and Sheehan. The Executive Committee did not meet in 2002.

         THE EXECUTIVE PERSONNEL/COMPENSATION COMMITTEE - See Compensation Committee Report on Executive Compensation.

         Compensation for non-executive officers and employees of Merchants and its subsidiaries is determined by the management and directors of Merchants and the respective subsidiary and reviewed by the PERSONNEL/COMPENSATION COMMITTEE OF MERCHANTS. The Personnel/Compensation Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Logarakis, Rose, Holton, Staszak, Goodell and Ms. Cameron. The Personnel/Compensation Committee held two meetings during 2002.

         The STOCK OPTION COMMITTEE is responsible for administering Merchants' 1996 Incentive Stock Option Plan. None of the members of the Stock Option Committee is eligible to participate in the Stock Option Plan. The Stock Option Committee consists of Messrs. Sass, Rose, Holton, Cherek, Goodell, Staszak, Logarakis, and Ms. Cameron. The Stock Option Committee did not meet in 2002.

         THE AUDIT COMMITTEE - See Audit Committee Report.

         THE MARKETING COMMITTEE assists management in analyzing market trends for the products of the subsidiary banks and in devising strategies for promoting, advertising and selling the services of the subsidiary banks. The Marketing Committee consists of directors of Merchants and the subsidiary banks. The present members are Messrs. Cherek, Dunham, Klose, Kacmarcik, Peterson and Yoap. The Marketing Committee held two meetings during 2002.

         THE ASSET/LIABILITY MANAGEMENT COMMITTEE monitors the interest rate risk of the interest-earning assets of the subsidiary banks in comparison to their interest-bearing liabilities. The Asset/Liability Management Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Bartels, Casey Janiszewski, Dana, Goodell and Steven Sass. The Asset/Liability Management Committee held one meeting during 2002.

         THE COMPLIANCE COMMITTEE oversees the establishment of policies and procedures and adherence to such policies and procedures to ensure compliance by Merchants and its subsidiaries with laws, rules and regulations applicable to banks and bank holding companies. The Compliance Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Donald Bartels, Kaczynski, Aguilar, Kranitz and Gapinski. The Compliance Committee held two meetings during 2002.

         THE TECHNOLOGY COMMITTEE establishes framework within which Merchants will meet the challenges of the new millennium, by providing quality products and services to its varied constituencies in a cost efficient manner, along with ensuring that the internal technological architecture of Merchants meets industry state of the art standards wherever possible. Its members are Messrs. Bartels, Casey Janiszewski, Frank Janiszewski, Kacmarcik, Sarnowski, Sharpe and Dunham. The Technology Committee held two meetings during 2002.

         The Board of Directors does not have a standing Nominating Committee.

                              DIRECTOR COMPENSATION

Directors of Merchants who are not employees of Merchants or any of its subsidiaries are paid fees in the form of an annual retainer based on the number of boards and committees they serve. The amount of the annual retainer ranges from $10,000 for a Director of Merchants who serves on one committee to $15,000 for a Director of Merchants who serves on multiple committees as well as being a member of Merchants' Executive Committee.

                        CERTAIN TRANSACTIONS AND REPORTS

Various executive officers and directors of Merchants, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions, including loans, with one or more of Merchants' subsidiary banks in the ordinary course of each such bank's business during 2002. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Merchants' subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

On May 1, 2003, Merchants agreed to acquire Keith C. Winters and Associates, Ltd., a wholly owned business of Director Winters, for $2,000,000 in cash. Keith
C. Winters and Associates, Ltd. provides tax consulting and tax preparation services to the public. The purchase price was determined using industry multiples of gross revenue and cash flow. The determination as to the price was made by the Board of Directors of Merchants with the assistance of independent outside sources.

Pursuant to a lease agreement dated September 30, 1999, the 7000 LLC leases the office building housing the Franklin State Bank main office, located at 7000 South 76th Street, Franklin, Wisconsin to Merchants. The 7000 LLC is a Wisconsin Limited Liability Company in which Merchants' Directors Bartels, Cherek, Logarakis and Sass hold members' interests. The annual base rent for the facility amounts to $292,080. The terms of the lease agreement were negotiated between Merchants and 7000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Pursuant to a lease agreement dated December 28, 2000, the 14000 LLC leases the office buildings housing the Lincoln State Bank New Berlin branch office, located at 14000 West National Avenue, New Berlin, Wisconsin and the CBG Services, Inc. offices, along with certain amenities, located at 14100 West National Avenue, New Berlin, Wisconsin, to Merchants. The 14000 LLC is a Wisconsin Limited Liability Company in which Merchants' Directors Bartels, Cherek, Logarakis, Sass, Sarnowski and Kacmarcik hold members' interests. The annual base rent for the facilities amounts to $392,016. The terms of the lease agreement were negotiated between Merchants and 14000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Pursuant to a lease agreement dated June 7, 2002, Delta Holdings LLC leases the office building housing the Lincoln State Bank Brookfield office and Merchants corporate headquarters located at 19105 West Capitol Drive, Brookfield, Wisconsin to Merchants. Delta Holdings LLC is a Wisconsin Limited Liability Company in which Director Logarakis holds a membership interest. The annual base rent for the facilities amounts to $251,748. The terms of the lease agreement were negotiated between Merchants and Delta Holdings LLC on an arms-length basis and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, Merchants' directors and executive officers, as well as certain persons holding more than 10% of Merchants' stock, are required to report their initial ownership of stock and subsequent changes in such ownership to the Securities and Exchange Commission and Merchants (such requirements hereinafter referred to as "Section 16(a) filing requirements"). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Merchants' knowledge, and based solely upon a review of the copies of such reports furnished to Merchants, with respect to the fiscal year ended December 31, 2002, Merchants' directors and executive officers complied with the applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered in all capacities to Merchants and its affiliates for the fiscal years ended December 31, 2002, 2001 and 2000 of the person who was, on December 31, 2002, the Chief Executive Officer of Merchants and of the four highest paid executive officers whose annual compensation exceeded $100,000 in 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                       Annual Compensation                                Awards
                                 -------------------------------------      -------------------------------
                                                                              Securities
       Name and                                           Other Annual        Underlying        All Other
  Principal Position    Year      Salary     Bonus        Compensation      Options/SARs(#)    Compensation
  ------------------    ----     --------   --------      ------------      ---------------    ------------
Michael Murry*          2002     $279,067   $100,000           --                 --            $ 19,325(2)
Chairman of the Board   2001     $278,808   $ 75,000           --                 --            $ 17,227(3)
of Directors of         2000     $180,683   $ 75,000           --                 --            $ 13,005(4)
Merchants

James Bomberg           2002     $180,385   $ 55,000           --                 --            $  9,302(1)
President and Chief     2001     $159,315   $ 55,000           --                 --            $  8,436(1)
Executive Officer of    2000     $155,970   $ 50,000           --                 --            $  8,120(1)
Merchants

Thomas Sheehan          2002     $175,291   $ 55,000           --                 --            $  9,200(1)
Vice Chairman of the    2001     $170,356   $ 25,000           --                 --            $  7,800(1)
Board of Directors of   2000     $122,626   $ 25,725           --                 --            $  4,520(1)
Merchants

Conrad Kaminski         2002     $147,420   $ 25,000           --                 --            $  6,761(1)
President of            2001     $142,648   $ 25,000           --                 --            $  6,577(1)
Merchants Milwaukee     2000     $137,922   $ 20,000           --                 --            $  6,201(1)
Division

Edward Cichurski(5)     2002     $170,254   $ 25,000           --                 --            $  7,400(1)
President CBG           2001     $154,418   $ 10,000           --                 --                 --
Financial Services      2000     $ 65,263       --             --                 --                 --


*    See comments under "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     - Chairman of the Board Compensation."

(1)  Contributions to the Corporation's Defined Contribution 401(k) Plan.

(2) Contributions to the Corporation's Defined Contribution 401(k) Plan of $15,639 and life insurance policy premium of $3,686.

(3) Contributions to the Corporation's Defined Contribution 401(k) Plan of $13,989 and life insurance policy premium of $3,238.

(4) Contributions to the Corporation's Defined Contribution 401(k) Plan of $10,138 and life insurance policy premium of $2,867.

(5) Mr. Cichurski joined Merchants in July 2000. The amounts presented for 2000 represent the compensation from his hire to December 31, 2000.

EMPLOYMENT AGREEMENTS

In February of 1996, Merchants entered into employment agreements with Messrs. Murry, Bomberg, Kaminski, John Krawczyk and Mroczkowski. Messrs. Murry, Bomberg, Kaminski, Krawczyk and Mroczkowski serve as chairman of the board of directors, president and chief executive officer, president Milwaukee division, executive vice president and general counsel, and executive vice president and chief financial officer, respectively, of Merchants.

With the exception of the Employment Agreements with Messrs. Murry and Mroczkowski, all of the Employment Agreements replace previous employment agreements with the respective officers.

On April 1, 1999, Grafton State Bank (which became a wholly owned subsidiary of Merchants as of December 31, 1999) entered into an employment agreement with Mr. Sheehan to serve as Chief Executive Officer.

On September 8, 2000, Merchants entered into an employment agreement with Mr. Edward Cichurski to serve as President of CBG Financial Services, Inc.

Except for the Employment Agreement with Mr. Murry, all of the Employment Agreements have terms of three years. Mr. Murry's Employment Agreement has a term of five years. Each Employment Agreement is automatically extended on its anniversary date for an additional year, unless either party has given advance notice that the Agreement will not be extended, in which case the Agreement expires at the end of its then-remaining term.

Duties to be performed under the Agreements are set forth in the respective By-Laws and are determined by the respective Board of Directors.

Compensation for services rendered under the Employment Agreements consists of the Base Salary, as defined in the Agreements, and participation in bonus and other benefit plans.

If the Agreements are terminated by the employer prior to their expiration for reasons other than the employee's death, retirement, disability, or other than for cause as defined in the Agreements, or if the employee terminates the Agreement for cause as defined in the Agreement or after a change in control, as defined in the Agreements, then the employee will receive severance payments equal to the sum of the Base Salary in effect at termination plus the cash bonus, if any, for the year prior to termination times the number of years of the remaining employment term. In addition, the employee will receive fringe benefits during such remaining term.

If termination occurs because of death, retirement or for cause, or if the employee terminates without cause, then the employer is obligated to pay the compensation and benefits only through the date of termination.

If termination occurs due to disability, as defined in the Employment Agreements, the employee will be entitled to payment of his Base Salary at 100% for one year and at 75% for the remaining portion of the employment term, adjusted by payments received by the employee pursuant to disability insurance and social security and workers compensation programs.

The Employment Agreements provide that during the employment period and for one year thereafter, the employee will not accept employment with any Significant Competitor, as that term is defined in the Employment Agreements, of the Corporation or its affiliates.

THE 1996 INCENTIVE STOCK OPTION PLAN

On April 25, 1996, the Board of Directors of Merchants adopted the Merchants and Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan (the "Plan"), which was approved by the shareholders on May 28, 1996. The Plan was amended, upon approval by the shareholders on June 4, 2002, to increase the total number of shares of stock from 60,000 to 210,000 with respect to which options may be granted pursuant to the Plan.

The Plan replaced the 1986 Incentive Stock Option Plan, which terminated in April 1996. The purpose of the Plan is to advance the interests of Merchants and its subsidiaries by encouraging and providing for the acquisition of an equity interest in Merchants by key employees and by enabling Merchants and its subsidiaries to attract and retain the services of employees upon whose skills and efforts the success of Merchants depends.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan a copy of which may be obtained from Merchants upon request to John Krawczyk, Secretary, 19105 West Capitol Drive, Brookfield, WI 53045.

The Plan is administered by the Stock Option Committee of the Board or by any other committee appointed by the Board consisting of not less than three (3) directors (the "Committee"). The Committee is comprised of "non-employee directors" within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission. Subject to the terms of the Plan and applicable law, the Committee has the authority to: establish rules for the administration of the Plan; select the individuals to whom options are granted; determine the numbers of shares of Common Stock to be covered by such options; and take any other action it deems necessary for the administration of the Plan.

Participants in the Plan consist of the individuals selected by the Committee. Those selected individuals may include any executive officer or employee of Merchants or its subsidiaries who, in the opinion of the Committee, contribute to Merchants' growth and development.

Subject to adjustment for dividends or other distributions, recapitalizations, stock splits or similar corporate transactions or events, the total number of shares of Common Stock with respect to which options may be granted pursuant to the Plan is 210,000. The shares of Common Stock to be delivered under the Plan may consist of authorized but unissued stock or treasury stock.

The Committee may grant options to key employees as determined by the Committee. The Committee has complete discretion in determining the number of options granted to each such grantee. It is intended that all options granted under the Plan will qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

The exercise price for all options granted pursuant to the Plan is the fair market value of the Common Stock on the date of grant of the option; however, in case of options granted to a person then owning more than 10% of the outstanding Common Stock, the option price will be not less than 110% of the fair market value on such date. The exercise price must be paid in cash at the time of exercise of the options.

Options granted under the Plan must be exercised within ten (10) years from the date of grant, provided that options granted to a person then owning more than 10% of the outstanding stock of Merchants must be exercised before the fifth anniversary of the date of grant. Options not exercised within the stated time period will expire.

The Committee may impose such transfer restrictions on the shares of Common Stock acquired pursuant to the exercise of options under the Plan as may be required, among others, by applicable federal or state securities laws. Merchants has a "right of first refusal" pursuant to which any shares of Common Stock acquired by exercising an option must first be offered to Merchants before they may be sold to a third party. Merchants may then purchase the offered shares on the same terms and conditions (including price) as apply to the potential third-party purchaser.

The Board of Directors of Merchants may terminate, amend or modify the Plan at any time, provided that no such action of the Board, without prior approval of the shareholders may: increase the number of shares which may be issued under the Plan; materially increase the cost of the Plan or increase benefits to participants or change the class of individuals eligible to receive options.

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Merchants will not be entitled to a tax deduction when an Incentive Stock Option is exercised. The tax consequences to an optionee upon disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option which qualifies as such under the Internal Revenue Code. Generally, there will be no tax consequences to Merchants in connection with the disposition of shares acquired under an option.

Merchants did not grant stock options in 2002 to any of the officers named in the Summary Compensation Table.

The following table summarizes for each of the officers named in the Summary Compensation Table the number of shares of Merchants stock acquired upon exercise of options during the fiscal year ended December 31, 2002; the aggregate dollar value realized upon exercise of options; the total number of unexercised options held at the end of the fiscal year ended December 31, 2002; and the aggregate dollar value of in-the-money unexercised options held at the end of the fiscal year ended December 31, 2002. Value realized upon exercise is the difference between fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at the fiscal year-end is the difference between exercise price and the fair market value of the underlying stock on December 31, 2002, which was $29.50 per share. These values, unlike any amount which may be set forth in the column headed "Value Realized" have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; the actual gains, if any, on exercise will depend on the value of Merchants' stock on the date of exercise. As of December 31, 2002, all unexercised options were exercisable.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of          Value of Unexercised
                       Shares Acquired         Value        Unexercised Options     In-the-Money Options
                         on Exercise          Realized      on December 31, 2002    On December 31, 2002
      Name                   (#)                 $                  (#)                     ($)
----------------       ---------------        --------      --------------------    --------------------
Michael Murry                --                  --                6,900                    --

James Bomberg                --                  --                2,450                    --

Thomas Sheehan               --                  --                  --                     --

Conrad Kaminski              --                  --                4,300                    --

Edward Cichurski             --                  --                  --                     --

BENEFIT PLANS

Merchants maintains a 401(k) Profit Sharing Plan for the benefit of all employees who have attained the age of 20-1/2 years and have completed six months of service as of the 401(k) Profit Sharing Plan anniversary date, June 1st. A participating employee may elect to defer a portion of his or her compensation (between 1% and 15% of base compensation, subject to certain limitations, in 1% increments) and contribute this amount to the 401(k) Profit Sharing Plan. Deferrals of up to 6% of compensation which are contributed to a trust set up pursuant to the 401(k) Profit Sharing Plan may be deducted by Merchants for federal income tax purposes. Merchants may make either or both of the following types of contributions out of its net profits to the 401(k) Profit Sharing Plan (i) matching contributions up to 1% of base compensation; or (ii) discretionary contributions which are based on consolidated earnings of Merchants. Employees of Merchants are fully vested in all amounts contributed to their account under matching and discretionary contributions made by Merchants. Total contributions amounted to $319,000 in 2002. Contributions for Messrs. Murry, Bomberg, Sheehan, Kaminski and Cichurski (the persons listed in the Summary Compensation Table) were $15,639, $9,302, $9,200, $6,761 and $7,400 respectively. With respect to the investment of individual accounts, a participant may direct the Trustee in writing to invest the vested portion of his/her account in specific assets, including Merchants' securities.

Merchants has established a Salary Continuation Plan to provide retirement income for President James Bomberg. The Salary Continuation Plan is a non-qualified executive benefit plan in which Merchants agrees to pay the executive additional benefits at retirement in return for continued satisfactory performance. The Salary Continuation Plan provides for annual retirement benefits of $60,700 for Mr. Bomberg commencing at age 65 and continuing for a period of 15 years. The Salary Continuation Plan is unfunded (no specific assets are set aside by Merchants in connection with the Plan). If the covered executive leaves Merchants' employ, either voluntarily or involuntarily, the agreement under the Salary Continuation Plan terminates and the executive receives no benefits unless obligations under the Plan are assumed by a subsidiary of Merchants, because of the executive's employment status with such subsidiary. The Salary Continuation Plan is informally linked with a single premium universal life insurance policy. The executive is the insured under the policy, but Merchants is the owner and beneficiary of the policy. The executive has no claim on the insurance policy, its cash value or the proceeds thereof.

Grafton State Bank has entered into a Salary Continuation Agreement with Mr. Sheehan. Pursuant to the Salary Continuation Agreement Grafton State Bank will pay annual retirement benefits of $72,000 for Mr. Sheehan commencing at age 65 and continuing for life.

Lincoln State Bank and Franklin State Bank have adopted a Deferred Compensation Plan. Participating directors of the banks may elect to defer the directors' fees paid to them until retirement with no income tax payable by the director until retirement benefits are received. The deferral agreement provides for full vesting since the covered director is setting aside his current compensation. Payments begin in the first year following retirement.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

THE COMMITTEE

The Executive Personnel/Compensation Committee meets periodically to review the performance and compensation of certain senior officers of Merchants and its subsidiaries, including all executive officers of Merchants. The Executive Personnel/Compensation Committee is comprised of Messrs. James Sass, Rose, Holton, Cherek, Goodell, Staszak, Judge and Logarakis and Ms. Cameron. No member of the Committee is an employee or officer of the Corporation or its subsidiaries. The committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1.0 million per executive. The Committee's recommended compensation amounts meet the requirements for deductibility. The Executive Personnel/Compensation Committee held three meetings during 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Corporations of which Messrs. Sass, Rose, Holton, Goodell, Ms. Cameron and Logarakis are executive officers had loans with subsidiary banks of Merchants. See "Election of Directors - Certain Transactions." There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Merchants officer is a member of the Committee.

GENERAL POLICY

The compensation objective of Merchants and its subsidiaries is to link compensation with corporate and individual performance in a manner which will attract and retain competent personnel with leadership qualities. The process gives recognition to the compensation practices of competing organizations.

In an effort to achieve the long-term goals of shareholders, the compensation program ties a significant portion of total compensation to the financial performance of the Corporation compared to peer group performance. The Executive Personnel/Compensation Committee makes recommendations on the compensation of the Corporation's officers to the Board of Directors. The Committee's recommendations reflect its assessment of the contributions to the long-term profitability and financial performance made by individual officers. In this connection, the Committee considers, among other things, the type of the officer's responsibilities, the officer's long-term performance and tenure, compensation relative to peer group and the officer's role in ensuring the future financial success of the Corporation. Financial goals considered by the Committee include earnings per share, return on equity, asset quality, growth and expense control.

In addition to measuring performance in light of these financial factors, the Committee considers the subjective judgment of the Chairman of the Board in evaluating performance and establishing salary, bonus, and long-term incentive compensation for individual officers, other than the Chairman. The Committee independently evaluates the performance of the Chairman, taking into consideration such subjective factors as leadership, innovation and entrepreneurship in addition to the described financial goals.

BASE SALARY

In determining officer salaries, the Committee considers surveys and data regarding compensation practices of similar sized financial institutions with comparable products in similar markets. The Committee also considers the Chairman's assessment of the performance, the nature of the position and the contribution and experience of individual officers (other than the Chairman of the Board and Chief Executive Officer). The Committee independently evaluates the Chairman's and Chief Executive Officer's performance and compares their compensation to peer group data.

ANNUAL BONUSES

Officers of the Corporation and its subsidiaries are awarded annual bonuses in January based on the previous year's financial performance at the discretion of the Committee. The amount of the bonus is recommended to the Committee by the Chairman, based on his and the officer's immediate supervisor's evaluation of the achievement of corporate and individual goals and assessment of subjective factors such as leadership, innovation and commitment to corporate advancement. The Corporation annual incentive bonus is based on the overall consolidated financial performance of the Corporation.

CHAIRMAN OF THE BOARD COMPENSATION

The compensation of the Chairman of the Board has been established at a level which the Committee believed would approximate compensation of the Chairman of the Board with comparable responsibilities of similar organizations and would reflect prevailing market conditions. The Committee took into consideration a variety of factors, including the achievement of corporate financial goals and individual goals. The financial goals included increased earnings, earnings per share, return on equity and asset quality. No formula assigning weights to particular goals was used, and achievement of other corporate performance goals was considered in general. The Committee believes that the total compensation awarded to the Chairman of the Board for 2002 is fair and appropriate under the circumstances.

At the urging of outside parties who reviewed the management succession of the Corporation, the Chairman's participation in the Corporation's day-to-day activities was reduced in 1998 and 1999. In an attempt to ensure the proper functioning of management succession, certain duties performed by the Chairman were delegated to the CEO and other executive officers. Accordingly, the Chairman's salary was decreased from $171,766 in 1997 to $125,232 and $122,190 in 1998 and 1999, respectively. In 1998 and 1999, the Chairman performed certain duties as a financial officer for an unaffiliated manufacturing company, but retained responsibility for business development and strategic planning, as well as over-all responsibility for the Corporation.

Due to the growth and diversification in services and acquisition-related matters, the Chairman's duties were expanded in January 2000, to again encompass all phases of the Corporation's activities. Accordingly, and as a first step in the review process, the Committee adjusted his salary for the year 2000 to approximate the 1997 level (increased only for cost of living adjustments for the intervening years). As a second step, the Committee in December, 2000 analyzed the Chairman's salary in view of his expanded duties including his acquisition-related activities. The Committee determined that his salary for the year 2000 essentially reflected compensation for duties and responsibilities comparable to those prevailing in 1997 and should be adjusted to reflect current duties and responsibilities as well as the absence of adjustments (except for cost of living increases) during the period from 1997 to 2000.

STOCK OPTIONS

The Stock Option Committee administers the 1996 Incentive Stock Option Plan. Stock options are designed to furnish long-term incentives to the officers of the Corporation to build shareholder value and to provide a link between officer compensation and shareholder interest. No awards were made under the Stock Option Plan to the officers of the Corporation and its subsidiaries in 2002. Awards are based upon performance, responsibilities and the officer's relative position and ability to contribute to future performance of the Corporation. In determining the size of the option grants, the Committee considers information and evaluations provided by the Chairman of the Board. The award of option grants to the Chairman is based on the overall performance of the Corporation and on the Committee's assessment of the Chairman's contribution to the performance and his leadership.

The Executive Personnel Compensation Committee: Nicholas Logarakis, James Sass, Gervase Rose, Thomas Holton, Duane Cherek, Rodney Goodell, Michael Staszak and Maria Cameron.

                            REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of Messrs. Zellmer, Gapinski, Bartels, Aguilar, Steven Sass, Dunham and Kranitz, each of whom is independent, in accordance with the listing standards of the Nasdaq Stock Market. The Audit Committee held four meetings during 2002. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Corporation's auditors and any termination of engagement; (ii) reviewing the plan and scope of audits; (iii) reviewing the Corporation's significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Audit Committee operates under a written charter adopted by the Board, which is attached to this proxy statement as Exhibit A.

The Corporation's management is responsible for the Corporation's internal controls and the financial reporting process, including the system of internal controls. The Corporation's independent auditors are responsible for expressing an opinion on the conformity of the of the Corporation's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement No. 61 (Communication with Audit Committees). The Audit Committee has received and discussed with the independent auditors the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

AUDIT FEES

The aggregate fees billed by McGladrey and Pullen, LLP, for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2002 fiscal year amounted to $103,113.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by McGladrey and Pullen, LLP, for professional services rendered to the Corporation in fiscal year 2002 in connection with the design and implementation of financial information systems amounted to zero.

ALL OTHER FEES

The aggregate fees billed by McGladrey and Pullen, LLP, for the preparation of the Corporations income tax returns, an audit of the Corporation's 401(k) plan, the review of quarterly estimated tax payment calculations for the 2002 fiscal year, the review of financial statements included in the S-4 registration associated with the acquisition of Fortress Bancshares, Inc. and development of the Corporation's incentive compensation plan amounted to $138,283.

The Audit Committee has determined that the provision of non-audit services for the 2002 fiscal year by McGladrey & Pullen, LLP, is compatible with maintaining that firm's independence as an independent auditor.

Based on the Audit Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee: Donald Zellmer, Thomas Gapinski, J. Michael Bartels, Dr. Francisco Aguilar, Steven Sass, Michael Dunham and Richard Kranitz.

                 SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

STOCK PRICE PERFORMANCE GRAPH

The following table shows the cumulative total stockholder return on the Corporation's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index. The graph assumes that the value of the investment in Merchants stock and for each index was $100 on December 31, 1997.

                              (PERFORMANCE GRAPH)

                    12/31/1997    12/31/1998    12/31/1999    12/31/2000    12/31/2001    12/31/2002
                    ----------    ----------    ----------    ----------    ----------    ----------
Merchants             100.00        141.12        137.79        103.61        101.92        115.11
Nasdaq Bank           100.00         89.80         84.70         99.30        111.70        119.40
S&P 500               100.00        128.30        155.10        141.10        124.40         97.10

Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

                                   PROPOSAL 2

          PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE
                   THE ISSUANCE OF SHARES OF PREFERRED STOCK


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF MERCHANTS.

The proposed amendment to Merchants' Articles of Incorporation authorizes the issuance of 250,000 shares of preferred stock, $1.00 par value (the "Preferred Stock").

DESCRIPTION OF THE PREFERRED STOCK

Dividends

The Preferred Stock will have noncumulative dividend rights; the rate of dividends will be determined by the Board of Directors prior to issuance of any shares of Preferred Stock without further shareholder action; dividends on Preferred Stock will have preference over payments of dividends on the Common Stock.

Redemption

Holders of the Preferred Stock will have no redemption rights. Merchants may, at its option, redeem shares of Preferred Stock from time to time. The Board of Directors is authorized to fix the redemption price without additional action by the shareholders.

Liquidation

In the event of liquidation, dissolution or winding up of Merchants (whether voluntary or involuntary) the holders of shares of Preferred Stock will be paid the full liquidation amount, as determined by the Board of Directors, before any liquidation amount will be paid to the holders of Common Stock.

Voting Rights

Holders of Preferred Stock will have no voting rights.

Other Terms

The Preferred Stock will not be convertible into shares of Common Stock; will have no preemptive rights and no sinking fund provisions will be made. There will be no restrictions on the redemption of the Preferred Stock while there exists any arrearage in the payment of dividends. The Board of Directors may determine such other terms of the Preferred Stock, including the number of shares to be created and the consideration to be paid for the Preferred Stock, as are consistent with the laws of Wisconsin and the Articles of Incorporation without additional action by the shareholders of Merchants.

For a further description of the Preferred Stock see attached exhibit B.

CERTAIN OTHER PROVISIONS IN MERCHANTS' ARTICLES OF INCORPORATION.

Shares of Merchants Common or Preferred Stock are not convertible into shares of any other class of capital stock. The Articles of Incorporation of Merchants provide, among other things, that a vote of at least 80% of the outstanding shares of Common Stock entitled to vote on any takeover (such as a merger, tender offer or other change in control) must approve such transaction unless a majority of Merchants' directors approve the transaction prior to the shareholder vote. In that case, the affirmative vote of a majority of the outstanding shares of Common Stock is required. The Articles of Incorporation of Merchants also provide for a classified board, consisting of three classes of directors serving staggered three-year terms. Both described provisions may have the effect of delaying, deferring or preventing a change in control of Merchants.

The proposed amendment to the Articles of Incorporation will authorize the Board of Directors of Merchants to issue up to 250,000 shares of Preferred Stock without additional approval by the shareholders when it is deemed to be in the best interest of Merchants and its shareholders. It is anticipated, at this time, that shares of Preferred Stock will be issued for cash at some point following the approval of the amendment to the Articles of Incorporation at the annual meeting in a private placement offering to accredited investors (as defined in Rule 501 of Regulation D under the Securities Act of 1933) consisting primarily of Directors of Merchants. Directors may, therefore, have an interest as potential investors in the amendment authorizing Preferred Stock. The date of the issuance and the financial terms have not been fixed at this time and will be determined by the Board of Directors pursuant to authority under Wisconsin law and the Articles of Incorporation. Approval of the issuance of Preferred Stock to any Directors by Merchants will be subject to the approval of a majority of the Directors of Merchants who have no direct or indirect interest in the transaction. The sale of such shares will have the effect of strengthening the capital position of Merchants and support future growth. The proceeds will be used to fund acquisitions and for any other proper corporate purpose approved by the Board of Directors of Merchants. The Preferred Stock will be noncumulative as to dividends and "permanent" as defined by bank supervisory agencies. It therefore is expected to qualify as "core" capital for bank regulatory purposes.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of McGladrey & Pullen, LLP served as the Corporation's independent auditors for the fiscal year ended December 31, 2002 and it is anticipated that such firm will be appointed to act as for the fiscal year ending December 31, 2003. Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

                                  OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE OFFICE OF THE SECRETARY, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 19105 W CAPITOL DRIVE, BROOKFIELD, WISCONSIN, 53045.

                                       By Order of the Board of Directors,


                                       By: /s/ Michael J. Murry
                                           -------------------------------------


                                       Michael J. Murry
                                       Chairman of the Board

May 8, 2003

                                    EXHIBIT A

                 MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
                             AUDIT COMMITTEE CHARTER
                            ADOPTED NOVEMBER 14, 2002

ORGANIZATION

The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and of MMBC. Members of the audit committee shall be considered independent if they have no relationship to MMBC that may interfere with the exercise of their independence from management and of MMBC. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY
The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

o    The independent auditors will report directly to the audit committee.

o Confirm and assure the independence of the independent auditors and the objectivity of the internal auditor.

o Review and concur with management's appointment, termination, or replacement of the internal auditor. Also complete the yearly performance evaluation of the internal auditor.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

o Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

o Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to MMBC.

o Receive at each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

o Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

o Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other advisors for this purpose if, in its judgment, that is appropriate.

o Review MMBC's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

o Review any non-audit services that need to be completed by the external audit firm and grant approval. The chair of the committee may represent the entire committee for purpose of this review.

o React to complaints received from employees on accounting and auditing matters.

                                    EXHIBIT B

         Resolved, that the Articles of Incorporation of Merchants and Manufacturers Bancorporation, Inc. be amended by striking out amended Article IV, reading as follows:

                                   Article IV

                  The aggregate number of shares of stock which this Corporation shall have authority to issue shall be six million (6,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.


         and inserting in lieu thereof the following:

                                   Article IV

                  The aggregate number of share which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class of par value and the par value thereof per share, shall be as follows:

         Designation of Class    Par Value per Share   Authorized Number of Shares
         --------------------    -------------------   ---------------------------
           Preferred Stock              $1.00                    250,000
             Common Stock               $1.00                   6,000,000

         Any and all such shares of Common Stock and Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments except as otherwise provided by the laws of the State of Wisconsin.

(1) DIVIDENDS. The holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the annual rate fixed by the Board of Directors with respect to such shares and no more. Such dividends shall be payable on such dates and in respect of such periods in such year as may be fixed by the Board of Directors to the holder of record thereof on such date as may be determined by the Board of Directors. Such dividends shall be paid or declared and set apart for payment for each dividend period before any dividend (other than a dividend payable solely in Common Stock) for the same period shall be paid upon or set apart for payment on the Common Stock. Dividends on the Preferred Stock shall be non-cumulative. The holders of Preferred Stock shall not be entitled to participate in any other or additional earnings or profits of the Corporation, except for such premiums, if any, as may be payable in the case of redemption, liquidation, dissolution or winding up.

(2) REDEMPTION. Holders of the Preferred Stock shall have no redemption rights. In the event that the Board of Directors decides that the shares of Preferred Stock shall be redeemed, the Corporation may, at its option, redeem at any time or from time to time all or any part of such shares, upon notice duly given, by paying for each share the redemption price then applicable thereto fixed by the Board of Directors. At the option of the Board of Directors, such redemption price may be paid in cash, indebtedness, securities or other property.

(3) LIQUIDATION. In the event of liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Corporation fixed by the Board of Directors with respect to such shares, before any amount shall be paid to the holders of the Common Stock. After payment to holders of the Preferred Stock of the full preferential amounts to which they are entitled, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock.

(4) VOTING RIGHTS. Each share of Common Stock is entitled to one vote on all matters properly presented. Shares of Preferred Stock shall have no voting rights, except as may be provided by applicable law.

(5) TERMS DETERMINED BY THE BOARD OF DIRECTORS. The Board of Directors is hereby authorized to fix and determine, prior to the issuance of any shares of Preferred Stock, the following terms:

     (a)  The rate of dividends;

     (b) The price at and the terms and conditions on which shares, if any, may be redeemed;

     (c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

     (d)  The number of shares of Preferred Stock to be created; and

     (e) Such other terms, if any, as the Board of Directors may lawfully fix and as shall not be inconsistent with the laws of the State of Wisconsin or these Articles of Incorporation.

The Board of Directors shall, before issuance of any shares of Preferred Stock, adopt and file with the Wisconsin Department of Financial Institutions an amendment of the Articles determining the aforementioned terms (a) through (e) which amendment need not be approved by the shareholders of the Corporation.

                           INCORPORATION BY REFERENCE

The following information is incorporated by reference to the enclosed annual report on Form 10-K:

Consolidated Financial Statements:

         Balance Sheets - December 31, 2002, 2001

         Statements of Income - Years ended December 31, 2002, 2001, 2000

         Statements of Changes in Stockholders Equity - years ended December 31, 2002, 2001, 2000,

         Statements of Cash Flows - years ended December 31, 2002, 2001, 2000

         Notes to Consolidated Financial Statements

         Independent Auditors' Report

Supplementary Financial Information

Managements' Discussion and Analysis of Financial Condition and Results of Operations

Quantitative and Qualitative Disclosures about Market Risk

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

                            19105 WEST CAPITOL DRIVE
                              BROOKFIELD, WISCONSIN

                            PROXY FOR ANNUAL MEETING

This Proxy is solicited by the Board of Directors of Merchants and Manufacturers Bancorporation, Inc. ("Merchants") for the Annual Meeting of shareholders on June 10, 2003.

The undersigned hereby constitutes and appoints James Sass and J. Michael Bartels, and each of them, with full power to act alone and with power of substitution, to be the true and lawful attorney and proxy of the undersigned to vote at the Annual Meeting of Shareholders of Merchants, to be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on June 10, 2003 at 4:00 p.m. (or at any adjournment(s) thereof), the shares of stock which the undersigned would be entitled to vote on the election of Directors, on the proposal to amend the Articles of Incorporation for the purpose of authorizing the issuance of preferred stock, and in their discretion on such other business as may properly come before the meeting or adjournment(s). The undersigned hereby revokes any proxy heretofore given and ratifies all that said attorneys and proxies or their substitutes may do by virtue hereof.

1.    ELECTION OF DIRECTORS

      To elect the five persons listed below as Class II Directors as discussed in the Proxy Statement dated May 8, 2003 attached hereto.

                  Casimir Janiszewski
                  Jerome Sarnowski
                  James Bomberg
                  Donald Zellmer
                  Duane Bluemke

         [ ] Elect as Directors the five nominees listed above.

         [ ] Withhold authority to vote for the five nominees listed above.

         [ ] Withhold authority to vote for individual nominees (to withhold authority to vote for any individual nominee, check this box and draw a line through that nominee's name above).

The Board of Directors recommends a vote FOR the election of the five persons listed above.

2.    AMENDMENT OF THE ARTICLES OF INCORPORATION

         To amend the Articles of Incorporation for the purpose of authorizing the issuance of preferred stock.

         [ ]     FOR               [ ]    AGAINST           [ ]    ABSTAIN

The Board of Directors recommends a vote FOR the proposal to amend the Articles of Incorporation for the purpose of authorizing the issuance of preferred stock.

If any additional matters are properly presented, the persons named in the proxy will have the discretion to vote in accordance with their own judgment in such matters. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by written notice to the Secretary of the Corporation, or by submitting a later-dated proxy, or by attending the annual meeting. This Proxy will be voted in accordance with instructions given by the stockholder, but if no instructions are given, this Proxy will be voted to elect the persons listed above and FOR the proposal to amend the Articles of Incorporation for the purpose of authorizing the issuance of preferred stock. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting dated May 8, 2003, and the Proxy Statement enclosed herewith.

Dated                                , 2003
      -------------------------------


                                       Number of Shares:
                                                         -----------------------


------------------------------------   -----------------------------------------
Signature of Stockholder               Stockholder's Name (Please print)


------------------------------------   -----------------------------------------
Signature of Stockholder               Stockholder's Name (Please print)


               (Please sign your name exactly as it appears on the stock certificate. In signing as Executor, Administrator, Personal Representative, Guardian, Trustee, or Attorney, please add your title as such. All joint owners should sign.)